UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2026

ZONE FRONTIER INC.

(Exact name of registrant as specified in its charter)

Nevada	001-42033	88-4042082
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5718 Westheimer Road, Suite 1000, Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

(713) 352-3977

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZONE	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K (this “Current Report”) is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on October 7, 2026, Zone Frontier Inc. f/k/a CleanCore Solutions, Inc. (the “Company”) completed the sale (the “Closing”) of substantially all of the assets of its legacy aqueous ozone cleaning products business (the “Cleaning Products Business”) to Sanzonate Holdings LLC (the “Buyer”) pursuant to an Asset Purchase Agreement, dated October 7, 2026. In connection with the sale of the Cleaning Products Business, effective October 23, 2026 (the “Separation Date”), the employment of Travis Buchanan, the Company’s President, and Gary Hollst, the Company’s Chief Revenue Officer, terminated without cause, and each of Messrs. Buchanan and Hollst resigned from all officer, director, committee and other positions held with the Company and its subsidiaries and affiliates.

The Company eliminated both roles, each of which related solely to the Cleaning Products Business and neither of which had responsibility for the Company’s data center development business. Neither departure was the result of any disagreement with the Company on any matter relating to its operations, policies or practices.

Buchanan Severance Agreement. On October 23, 2026, the Company and Mr. Buchanan entered into a Severance and Release Agreement (the “Buchanan Agreement”). Under the Buchanan Agreement, and subject to Mr. Buchanan’s execution and non-revocation of the agreement and continued compliance with its terms, the Company will pay Mr. Buchanan a lump sum cash severance payment of $150,000, less applicable taxes and withholdings, payable on October 23, 2026 or, if later, within five business days after the agreement becomes effective. The severance payment, together with a payment of $2,519 for accrued but unused paid time off, is in full satisfaction of all severance and other amounts payable to Mr. Buchanan under his Executive Employment Agreement, dated December 20, 2024 (the “Buchanan Employment Agreement”), other than earned but unpaid base salary at his annual rate of $165,000 through the Separation Date. Mr. Buchanan’s right to receive and retain the severance payment is conditioned on his not being employed by, or providing services to, the Buyer, its affiliates or related parties, or any successor to the Cleaning Products Business during the 12-month period following the Closing; if he does so, the unpaid severance is forfeited and he must repay any severance previously paid. Receipt or ownership of an equity interest in the Buyer that is not conditioned on the provision of services does not trigger forfeiture. The Buchanan Agreement also provides that, for six years following the Separation Date, the Company will maintain Mr. Buchanan as an insured under its directors’ and officers’ liability insurance on terms no less favorable than those applicable to its other former officers and directors, and requires Mr. Buchanan to provide transition cooperation for six months, not to exceed five hours per week, compensated at an hourly rate based on his base salary.

Hollst Severance Agreement. On October 23, 2026, the Company and Mr. Hollst entered into a Severance and Release Agreement (the “Hollst Agreement” and, together with the Buchanan Agreement, the “Severance Agreements”). Under the Hollst Agreement, and subject to Mr. Hollst’s execution and non-revocation of the agreement, the Company will pay Mr. Hollst a lump sum cash severance payment of $125,000, equal to 12 months of his base salary, less applicable taxes and withholdings, payable on October 23, 2026 or, if later, within five business days after the agreement becomes effective. The lump sum is paid in lieu of the monthly installments otherwise provided under Section 5(b)(ii) of his Employment Agreement, dated January 1, 2025 (the “Hollst Employment Agreement”), and fully satisfies the Company’s severance obligations thereunder. Mr. Hollst will also receive accrued obligations, including earned but unpaid base salary through the Separation Date and approximately $7,634 for accrued but unused paid time off. Mr. Hollst is free to be employed by or provide services to any person, including the Buyer and its affiliates, without affecting his severance. The severance payment is subject to forfeiture and repayment only upon a material breach by Mr. Hollst of his confidentiality, non-disparagement or return-of-property covenants, as determined by a final, non-appealable judgment. Mr. Hollst has agreed to provide transition cooperation for 12 months, with compensation at $250 per hour for cooperation time in excess of five hours in any calendar month. Mr. Hollst’s release does not extend to claims under certain agreements between Mr. Hollst and Clayton Adams, a director of the Company, the Buyer or their affiliates, including a Side Letter dated January 21, 2026 and a related make-whole note, or under a Share Surrender Agreement dated December 31, 2025 to which the Company is a party; the Hollst Agreement provides that, other than the Share Surrender Agreement, neither the Company nor its subsidiaries is a party to or has any obligation under those agreements.

Common Terms. Each Severance Agreement contains a general release of claims by the executive in favor of the Company and related parties and a release of certain claims by the Company in favor of the executive, in each case subject to customary exceptions. Each Severance Agreement terminates the executive’s employment agreement as of the Separation Date, including the non-competition and non-solicitation covenants thereunder, while the executive’s confidentiality obligations survive. Each Severance Agreement also contains customary non-disparagement, return of property, clawback and insider trading policy provisions, and provides the executive with a 21-day review period and a seven-day revocation period following execution, as required for a release of claims under the Age Discrimination in Employment Act of 1967.

The foregoing descriptions of the Severance Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the Buchanan Agreement and the Hollst Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 23, 2026, the Company filed a Certificate of Change pursuant to Section 78.209 of the Nevada Revised Statutes (the “NRS”) with the Secretary of State of the State of Nevada (the “Certificate of Change”) to effect a 1-for-60 reverse stock split of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), together with a corresponding decrease in the number of authorized shares of Common Stock and preferred stock of the Company (the “Reverse Stock Split”). The Reverse Stock Split will become effective at 9:01 p.m. Pacific Time on October 29, 2026 (the “Effective Time”).

At the Effective Time, every 60 shares of Common Stock issued and outstanding will automatically be combined into one share of Common Stock, and the number of shares held by each stockholder of record will be proportionately decreased. As a result of the Reverse Stock Split, the number of authorized shares of Common Stock will decrease from 6,942,000,000 shares to 115,700,000 shares, and the number of authorized shares of “blank check” preferred stock will decrease from 50,000,000 shares to 833,334 shares. The par value of the Common Stock and the preferred stock will remain $0.0001 per share. In accordance with NRS 78.207, stockholder approval of the Reverse Stock Split was not required because the authorized shares of each affected class are being decreased in the same proportion as the issued and outstanding shares of that class.

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to a fractional share will instead have such fractional share rounded up to the nearest whole share. Proportionate adjustments will be made to the number of shares of Common Stock issuable upon the exercise or settlement of the Company’s outstanding options, warrants, restricted stock units and other equity awards, to the corresponding exercise prices, and to the number of shares reserved for issuance under the Company’s equity incentive plans, in each case in accordance with their terms.

The Common Stock is expected to begin trading on NYSE American LLC on a split-adjusted basis at the market open on October 30, 2026, under the existing trading symbol “ZONE” and a new CUSIP number, 184492205.

The foregoing description of the Certificate of Change does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Change, a copy of which is filed as Exhibit 3.1 to this Current Report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Change, filed with the Secretary of State of the State of Nevada on October 23, 2026
10.1	Severance and Release Agreement, dated October 23, 2026, by and between Zone Frontier Inc. and Travis Buchanan
10.2	Severance and Release Agreement, dated October 23, 2026, by and between Zone Frontier Inc. and Gary Hollst
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2026	ZONE FRONTIER INC.

/s/ Tyler Hassen
	Name:	Tyler Hassen
	Title:	Chief Executive Officer

 4